

<ARTICLE>                     5

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              JUN-30-1996
<PERIOD-START>                                 JUL-01-1995
<PERIOD-END>                                   JUN-30-1996
<CASH>                                         6,426,408
<SECURITIES>                                   0
<RECEIVABLES>                                  1,518,851
<ALLOWANCES>                                   0
<INVENTORY>                                    82,919,919
<CURRENT-ASSETS>                               0
<PP&E>                                         1,372,742
<DEPRECIATION>                                 366,027
<TOTAL-ASSETS>                                 92,702,783<F1>
<CURRENT-LIABILITIES>                          18,711,562<F2>
<BONDS>                                        54,583,229
<PREFERRED-MANDATORY>                          3,502,100
<PREFERRED>                                    0
<COMMON>                                       7,642
<OTHER-SE>                                     10,876,575
<TOTAL-LIABILITY-AND-EQUITY>                   92,702,783<F3>
<SALES>                                        104,473,891
<TOTAL-REVENUES>                               105,673,177
<CGS>                                          86,442,346
<TOTAL-COSTS>                                  9,185,860<F4>
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             238,413
<INCOME-PRETAX>                                8,075,770
<INCOME-TAX>                                   3,074,820
<INCOME-CONTINUING>                            5,000,950
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   5,000,950
<EPS-PRIMARY>                                  .61
<EPS-DILUTED>                                  .61

<F1>Includes deferred tax asset of $27,500, prepaid assets of $206,040 and other assets of $597,350 which is not identified above.
<F2>Includes trade accounts payable of $853,661, accrued expenses of $6,391,406, customer deposits of $3,791,924, income tax payable of $2,725,600, due to affiliates and officers of $2,441,366 and other liabilities of $2,507,605 although Company's balance sheet is unclassified.
<F3>Includes deferred tax liability of $1,283,300 and minority interest in consolidated subsidiaries $3,738,375 which is not identified above.
<F4>Includes minority interest in income of consolidated subsidiaries of
$865,394.


